Exhibit 99.1

Acacia Research Corporation Acquires Deflecto®

Transaction Adds Leading Speciality Manufacturer of Essential Products Serving the Commercial Transportation, HVAC and Office Markets to Acacia’s Growing Portfolio

Expected to Deliver Significant Revenue and be Immediately Accretive to Free Cash Flow and Earnings Per Share with Further Value Creation Opportunities

Deflecto Expected to Generate Approximately $128-$136 Million in Revenue in 2024

NEW YORK – October 21, 2024 – Acacia Research Corporation (Nasdaq: ACTG) (“Acacia” or the “Company”), which acquires and operates businesses across the industrial, energy and technology sectors, announced today that is has acquired Deflecto Acquisition, Inc. (“Deflecto”) for $103.7 million (the “Transaction”). Headquartered in Indianapolis, Indiana, Deflecto is a leading specialty manufacturer of essential products serving the commercial transportation, HVAC and office markets. Under Acacia’s ownership, Deflecto will continue to be led by Ross Pliska, Chief Executive Officer, and the existing Deflecto management team.

Deflecto is a market leader across each of its segments and end markets, supplying essential, regulatory mandated products to a blue-chip customer base via long-term relationships with more than 1,500 leading retail, wholesale and OEM customers and distribution partners globally. Its products include emergency warning triangles and vehicle mudguards used by the transportation industry, various airducts and air registers used by the HVAC market and literature, sign holders and floormats used by the office market. Deflecto manufactures its products at nine manufacturing facilities across the United States, Canada, the United Kingdom and China.

In the trailing twelve-month period ended August 31, 2024, Deflecto generated revenue of approximately $131 million. Based on current market conditions and trends, Acacia expects Deflecto to generate approximately $128-$136 million in revenue in 2024.

Martin (“MJ”) D. McNulty, Jr., Acacia’s Chief Executive Officer, commented:

“We are pleased to add Deflecto to Acacia’s growing portfolio of strategic assets. This acquisition is consistent with the types of opportunities we look for. Deflecto fits in our target size range, sells diversified and necessary goods and has an excellent management team, led by Ross, with a demonstrated track record of operational execution and capital allocation.

With attractive cash conversion characteristics, modest capital requirements and attractive value creation opportunities we are pleased to add Deflecto as a key business to our growing portfolio. The transaction is expected to deliver immediate and significant revenue to Acacia and be accretive to free cash flow and earnings per share. We believe Deflecto presents attractive near and long-term term value creation opportunities through product and operational optimization, as well as strategic M&A.”

Ross Pliska, Deflecto’s Chief Executive Officer, commented:

“The transaction with Acacia is a seamless fit and the culmination of Deflecto’s efforts since 2021 to significantly improve Deflecto’s financial and operational performance across the business. Acacia’s experienced management team has a history of successfully integrating acquisitions and offers industry expertise, additional capital for future investments and immediate value creation. We can’t wait to start working with MJ and the rest of the Acacia team.”

The Transaction was funded utilizing cash on hand and borrowings under a new senior secured credit facility (the “Facility”) guaranteed by certain subsidiaries of Deflecto. JPMorgan Chase is acting as the lead arranger and administrative agent under the Facility, and the Facility is syndicated among other financial institutions. Following distribution of the Transaction proceeds, Deflecto will have approximately $48 million outstanding under the Facility and $10 million of cash on hand. For more information, see the Company’s 8-K filed today with the U.S. Securities and Exchange Commission (the “SEC”).

Advisors

Baker Botts acted as legal advisor and Deloitte acted as financial advisor to Acacia on the Transaction. Vedder Price acted as legal advisor and TD Cowen, a division of TD Securities, acted as financial advisor to Deflecto on the Transaction.

About Acacia

Acacia is a publicly traded (Nasdaq: ACTG) company that is focused on acquiring and operating attractive businesses across the mature technology, energy, and industrial/manufacturing sectors where it believes it can leverage its expertise, significant capital base, and deep industry relationships to drive value. Acacia evaluates opportunities based on the attractiveness of the underlying cash flows, without regard to a specific investment horizon. Acacia operates its businesses based on three key principles of people, process and performance and has built a management team with demonstrated expertise in research, transactions and execution, and operations and management. Additional information about Acacia and its subsidiaries is available at www.acaciaresearch.com.

About Deflecto®

Deflecto and its family of companies make life essential products. Headquartered in Indianapolis, Indiana with more than 60 years of innovation, Deflecto is one of the world's largest manufacturers of floor protection and bicycle reflectors and is a global leader in office, storage and craft solutions, transportation, dryer venting and air distribution products. For more on Deflecto's portfolio of products, please visit http://www.deflecto.com.

Investor Contact:

Gagnier Communications

ir@acaciares.com

Derek Sarsfield, CHRO

Derek.Sarsfield@deflecto.com

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based upon Acacia’s current expectations and speak only as of the date hereof. All statements, other than statements of historical fact are forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “positioned,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While Acacia believes its assumptions concerning future events are reasonable, a number of factors could cause actual results to differ materially from those projected, including, but not limited to: any inability to retain employees and management team(s) at Deflecto; any inability to successfully integrate Deflecto; facts that were not revealed in the due diligence process in connection with acquisition of Deflecto; disruptions or uncertainty caused by changes to Deflecto’s management team; Deflecto’s future results of operations, inflationary pressures, supply chain disruptions or labor shortages; non-performance by third parties of contractual or legal obligations; changes in the Company’s credit ratings; hazards such as weather conditions, a health pandemic (similar to COVID-19), acts of war or terrorist acts and the government or military response thereto; security threats, including cybersecurity threats and disruptions to the Company’s business and operations from breaches of information technology systems, or breaches of information technology systems, facilities and infrastructure of third parties with which the Company transacts business; changes in safety, health, environmental, tax and other regulations, requirements or initiatives; and unknown operating and economic factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Acacia’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Acacia’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Acacia undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this new release, except as required by law. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement.